UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2011 (May 2, 2011)
IASIS HEALTHCARE LLC
(Exact name of registrant as specified in its charter)

Delaware	333-117362	20-1150104

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 844-2747
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
On May 3, 2011, IASIS Healthcare LLC (“IASIS” or the “Company”) completed a refinancing transaction that includes $1.325 billion in new Senior Secured Credit Facilities (as defined below) and the issuance by IASIS, together with its wholly owned subsidiary IASIS Capital Corporation (“IASIS Capital”), of $850 million aggregate principal amount of 8.375% Senior Notes due 2019.
The Company used the net proceeds from the transaction to refinance amounts outstanding under IASIS’ existing credit facilities; fund a cash tender offer to repurchase any and all of its $475 million aggregate principal 8 3/4% Notes (as defined below); repay in full the senior paid-in-kind loans of IASIS Healthcare Corporation (“IAS”), the parent company of IASIS; fund the recently completed acquisition of St. Joseph Medical Center, in Houston, Texas; raise capital for general corporate purposes, including future acquisitions and strategic growth initiatives, as well as potential distributions to equity holders; and to pay fees and expenses associated with the transaction. A copy of the press release issued by the Company on May 3, 2011, in connection with the closing of the refinancing transaction is furnished as Exhibit 99.1 to this report.
Senior Secured Credit Facilities
Overview
On May 3, 2011, IASIS entered into a Restatement Agreement by and among the Company, IAS, the lenders party thereto and Bank of America, N.A., as administrative agent, which amends and restates the Amended and Restated Credit Agreement, dated as of April 27, 2007, by and among the Company, IAS, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender, revolving L/C issuer and synthetic L/C issuer (the “Existing Credit Agreement”) (the Existing Credit Agreement as so amended and restated, the “Restated Credit Agreement”).
The Restated Credit Agreement provides for senior secured financing of up to $1.325 billion consisting of (1) a $1.025 billion senior secured term loan facility with a seven-year maturity and (2) a $300 million senior secured revolving credit facility with a five-year maturity, of which up to $150 million may be utilized for the issuance of letters of credit (together, the “Senior Secured Credit Facilities”).
Principal, Interest and Fees
Principal under the senior secured term loan facility is due in consecutive equal quarterly installments in an aggregate annual amount equal to 1% of the principal amount outstanding on the closing date, with the remaining balance due upon maturity of the senior secured term loan facility. The senior secured revolving credit facility does not require installment payments and has a maturity of five years.
Borrowings under the senior secured term loan facility bear interest at a rate per annum equal to, at the Company’s option, either (1) a base rate (the “base rate”) determined by reference to the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) a one-month LIBOR rate, subject to a floor of 1.25%, plus 1.00%, in each case, plus a margin of 2.75% per annum or (2) the LIBOR rate for the interest period relevant to such borrowing, subject to a floor of 1.25%, plus a margin of 3.75% per annum.
Borrowings under the senior secured revolving credit facility generally bear interest at a rate per annum equal to, at the Company’s option, either (1) the base rate plus a margin of 2.50% per annum, or (2) the LIBOR rate for the interest period relevant to such borrowing plus a margin of 3.50% per annum.
In addition to paying interest on outstanding principal under the Senior Secured Credit Facilities, the Company will be required to pay a commitment fee in respect of the unutilized commitments under the senior secured revolving credit facility, as well as pay customary letter of credit fees and agency fees.
Guarantees and Security
The Senior Secured Credit Facilities are unconditionally guaranteed by IAS and certain subsidiaries of the Company (collectively, the “Credit Facility Guarantors”) and are required to be guaranteed by all future material wholly-owned subsidiaries of the Company, subject to certain exceptions. All obligations under the Restated Credit Agreement are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Credit Facility Guarantors, including (1) a pledge of 100% of the equity interests of the Company and the Credit Facility Guarantors, (2) mortgage liens on all of the Company’s material real property and that of the Credit Facility Guarantors, and (3) all proceeds of the foregoing.
Prepayments
The Restated Credit Agreement requires the Company to mandatorily prepay borrowings under the senior secured term loan facility with net cash proceeds of certain asset dispositions, following certain casualty events, following certain borrowings or debt issuances, and from a percentage of annual excess cash flow.
The Company is permitted to voluntarily prepay outstanding obligations under the Senior Secured Credit Facilities at any time without penalty, other than customary breakage costs with respect to LIBOR loans. However, if the Company prepays borrowings under the senior secured term loan facility in connection with any repricing transaction within one year of the closing date, the Company will be required to pay a premium of 1% of the principal amount so prepaid.

Certain Covenants and Events of Default
The Restated Credit Agreement contains a number of affirmative covenants, including, among other things: (1) the delivery of financial statements and other reports; (2) compliance with laws; (3) payment of the Company’s and its restricted subsidiaries’ obligations, including taxes and indebtedness; and (4) maintenance of the Company’s and its restricted subsidiaries’ material properties.
The Restated Credit Agreement also contains a number of negative covenants, including, among other things: (1) limitations on the incurrence of debt and liens; (2) limitations on investments other than, among other exceptions, certain acquisitions that meet certain conditions; (3) limitations on the sale of assets outside of the ordinary course of business; (5) limitations on dividends and distributions; and (6) limitations on transactions with affiliates, in each case, subject to certain exceptions. The Restated Credit Agreement also contains certain customary events of default, including, without limitation, a failure to make payments under the Senior Secured Credit Facilities, cross-defaults, certain bankruptcy events and certain change of control events.
Indenture and 8.375% Senior Notes due 2019
On May 3, 2011, the Company and IASIS Capital (together, the “Issuers”) issued $850 million aggregate principal amount of 8.375% Senior Notes due 2019 (the “Notes”), which mature on May 15, 2019, pursuant to an indenture, dated as of May 3, 2011, among the Issuers, certain of the Issuers’ wholly-owned domestic subsidiaries that guarantee the Senior Secured Credit Facilities (the “Notes Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The Indenture provides that the Notes are general unsecured, senior obligations of the Issuers, and initially will be unconditionally guaranteed on a senior unsecured basis.
The Notes bear interest at a rate of 8.375% per annum and will accrue from May 3, 2011. Interest on the notes is payable semi-annually, in cash in arrears, on May 15 and November 15 of each year, commencing on November 15, 2011.
The Issuers may redeem the Notes, in whole or in part, at any time prior to May 15, 2014, at a price equal to 100% of the aggregate principal amount of the Notes plus a “make-whole” premium and accrued and unpaid interest and special interest, if any, to but excluding the redemption date. In addition, the Issuers may redeem up to 35% of the Notes before May 15, 2014, with the net cash proceeds from certain equity offerings at a redemption price equal to 108.375% of the aggregate principal amount of the Notes plus accrued and unpaid interest and special interest, if any, to but excluding the redemption date, subject to compliance with certain conditions.
The Indenture contains covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (1) incur additional indebtedness or liens or issue disqualified stock or preferred stock; (2) pay dividends or make other distributions on, redeem or repurchase the Company’s capital stock; (3) sell certain assets; (4) make certain loans and investments; (5) enter into certain transactions with affiliates; (5) impose restrictions on the ability of a subsidiary to pay dividends or make payments or distributions to the Company and its restricted subsidiaries; and (6) consolidate, merge or sell all or substantially all of the Company’s assets. These covenants are subject to a number of important limitations and exceptions.
The Indenture also provides for events of default, which, if any of them occurs, may permit or, in certain circumstances, require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. If the Company experiences certain kinds of changes of control, it must offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest and special interest, if any, to but excluding the repurchase date. Under certain circumstances, the Company will have the ability to make certain payments to facilitate a change of control transaction and to provide for the assumption of the Notes by a new parent company resulting from such change of control transaction. If such change of control transaction is facilitated, the Issuers will be released from all obligations under the Indenture and the Issuers and the trustee will execute a supplemental indenture effectuating such assumption and release.
Registration Rights Agreement
On May 3, 2011, the Issuers and the Notes Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc. (the “Initial Purchasers”) that provides holders of the Notes certain rights relating to registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”).
Pursuant to the Registration Rights Agreement, the Issuers and the Notes Guarantors: will file a registration statement on or prior to 180 days after the issuance of the Notes, enabling noteholders to exchange the privately placed notes for publicly registered notes with substantially identical terms; use commercially reasonable efforts to cause the registration statement to become effective on or prior to 270 days after the closing of the offering; and use commercially reasonable efforts to consummate the exchange offer within 30 business days after the effective date of the registration statement, or longer if required by the federal securities laws.
If the Issuers and the Notes Guarantors fail to comply with any of the requirements described above or if the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable (in either case, a “Registration Default”), the annual interest rate borne by the Notes will be increased by 0.25% per annum during the 90-day period immediately following such Registration Default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum.

Supplemental Indenture
On May 2, 2011, the Company entered into a supplemental indenture (the “Supplemental Indenture”), by and among the Issuers, The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee for the indenture (the “2014 Indenture”) governing the Issuers’ 8 3/4% Senior Subordinated Notes due 2014 (the “8 3/4% Notes”) and certain guarantors party to the 2014 Indenture.
The Supplemental Indenture was entered into in connection with the Issuers’ previously announced cash tender offer to purchase any and all of the 8 3/4% Notes and a concurrent solicitation of consents from the holders of the 8 3/4% Notes to amend the 2014 Indenture (the “Offer to Purchase and Consent Solicitation”). The Supplemental Indenture amends the 2014 Indenture to, among other things, eliminate substantially all of the restrictive covenants, certain events of default (other than, among other events of default, the failure to make payment with respect to the 8 3/4% Notes, certain bankruptcy events and the failure of a guarantee of the 8 3/4% Notes), all subordination requirements and related provisions contained in the 2014 Indenture.
The Supplemental Indenture, dated as of May 2, 2011, became operative on May 3, 2011, when the Issuers accepted for payment and purchased the tendered 8 3/4% Notes pursuant to the terms of the Issuers’ Offer to Purchase and Consent Solicitation Statement dated April 18, 2011.
Certain Relationships
The joint lead arrangers and joint book runners, the syndication agent, the co-documentation agents and the administrative agent, certain lenders under the Senior Secured Credit Facilities and the Initial Purchasers of the Notes and their respective affiliates are full service financial institutions and have in the past engaged, and may in the future engage, in transactions with and perform services, including securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders acted as lenders and/or agents under, and as consideration therefore received customary fees and expenses in connection with, the Senior Secured Credit Facilities. Affiliates of certain of the Initial Purchasers were lenders and/or agents under the Company’s existing credit facilities, participated in other financing aspects relating to the Senior Secured Credit Facilities and may be holders of the Company’s 8 3/4% Notes. Merrill Lynch, Pierce, Fenner & Smith Incorporated also served as dealer-manager of the tender offer for the Company’s 8 3/4% Notes.
The foregoing summaries do not purport to be complete and are qualified in their entireties by reference to the Indenture, the Registration Rights Agreement, the Supplemental Indenture and the Restated Credit Agreement, attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 10.1 respectively, and incorporated herein by reference.
Item 2.03 — Creation of a Direct Financial Obligation
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.03 — Material Modification to the Rights of Security Holders
The information set forth under Item 1.01 above regarding the Supplemental Indenture is incorporated by reference into this Item 3.03.
Item 7.01. Regulation FD Disclosure.
Repurchase of 8 3/4% Notes
On May 3, 2011, the Issuers purchased $441,153,000 aggregate principal amount of its outstanding 8 3/4% Notes (CUSIP No. 45072PAB8) pursuant to the early tender provisions of its Offer to Purchase and Consent Solicitation Statement, which was delivered to the holders of the 8 3/4% Notes on April 18, 2011. The tender offer is scheduled to expire at 8:00 a.m., New York City time, on May 16, 2011, unless extended or earlier terminated (the “Expiration Date”). A copy of the press release issued by the Company on May 2, 2011, reporting the early tender results and receipt of consents is furnished as Exhibit 99.2 of this report.
Redemption of Remaining 8 3/4% Notes
In addition, the Company has called for redemption, in accordance with the terms of the 2014 Indenture, of all 8 3/4% Notes that remain outstanding after the Expiration Date, at the applicable redemption price, plus interest accrued to the redemption date of June 15, 2011.
Repayment of IAS Senior Paid-In-Kind Loans
On May 3, 2011, IAS repaid all outstanding borrowings, including accrued and unpaid interest, and terminated all outstanding obligations under the Credit Agreement dated as of April 27, 2007, among IAS, the lenders party thereto and Banc of America Bridge LLC, as administrative agent, providing for $300 million in senior paid-in-kind loans.

Acquisition of St. Joseph Medical Center
On May 2, 2011, the Company issued a press release announcing that it had completed its acquisition of a 79% ownership interest in St. Joseph Medical Center, a 792-licensed bed facility in downtown Houston, Texas. The transaction was based upon an enterprise value of $165 million and is subject to final purchase price adjustments. Physician investors own the balance of the hospital’s equity. A copy of the press release issued by the Company on May 2, 2011 in connection with the closing of the acquisition is furnished as Exhibit 99.3 to this report.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Exhibit

4.1
Indenture, dated as of May 3, 2011, among IASIS Healthcare LLC, IASIS Capital Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A, as trustee, relating to the 8.375% Senior Notes due 2019.

4.2
Registration Rights Agreement dated as of May 3, 2011 by and among IASIS Healthcare LLC, IASIS Capital Corporation, the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc.

4.3
Supplemental Indenture, dated as of May 2, 2011 among IASIS Healthcare LLC, IASIS Capital Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee, relating to the 8 3/4% Senior Subordinated Notes due 2014.

10.1
Restatement Agreement, dated as of May 3, 2011, among IASIS Healthcare LLC, IASIS Healthcare Corporation, the lenders party thereto and Bank of America, N.A., as administrative agent and attached thereto as Exhibit A, the Amended and Restated Credit Agreement, dated as of May 3, 2011, among IASIS Healthcare LLC, IASIS Healthcare Corporation, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and each lender from time to time party thereto.

99.1	Press Release dated May 3, 2011.

99.2	Press Release dated May 2, 2011.

99.3	Press Release dated May 2, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC
By:	/s/ John M. Doyle
John M. Doyle
Chief Financial Officer
Date: May 6, 2011